SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

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
Date of Report: (Date of earliest event reported): August 9, 1999 (August 3, 1999)
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                           BLUE DOLPHIN ENERGY COMPANY
             (Exact name of registrant as specified in its charter)

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
        DELAWARE                     0-15905                         73-1268729
(State of Incorporation)     (Commission File Number)     (IRS Employer Identification No.)

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                             801 TRAVIS, SUITE 2100
                              HOUSTON, TEXAS 77002
              (Address of Registrant's principal executive offices)

                                 (713) 227-7660
              (Registrant's telephone number, including area code)

                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

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ITEM 5.     OTHER EVENTS

      On August 3, 1999, Blue Dolphin Energy Company (the "Company") issued a press release announcing that it, through its wholly-owned subsidiary Blue Dolphin Exploration Company ("BDEX"), entered into an Investment Agreement, dated as of July 30, 1999 (the "Investment Agreement"), with American Resources Offshore, Inc. ("ARO"). Pursuant to the terms of the Investment Agreement, BDEX will purchase from ARO shares of common stock, par value $.00001 per share (the "Common Stock"), equal to 75% of ARO's outstanding Common Stock after the purchase for approximately $4.7 million. The purchase price for the Common Stock is subject to certain adjustments including, among others, adjustments based on ARO's liabilities upon closing of the Investment Agreement (the "Closing Date") and the revenues and liabilities derived from ARO's Gulf of Mexico assets from January 1, 1999 through the Closing Date. Concurrently with the consummation of the transactions contemplated by the Investment Agreement, ARO will dispose of all of its oil and gas properties located in southeastern Kentucky and Michigan and sell an 80% interest in its Gulf of Mexico assets to Fidelity Oil Holdings, Inc. ("Fidelity").

      The consummation of the transactions contemplated by the Investment Agreement is subject to customary closing conditions as well as certain other significant closing conditions, including but not limited to, the consummation of the transaction between ARO and Fidelity, the release of ARO by DnB Energy Assets, Inc. ("DnB") of certain indebtedness, the purchase by the Company of certain indebtedness owed by ARO to DnB, the terms of which are currently being negotiated, and the disposition of ARO's oil and gas properties located in southeastern Kentucky and Michigan.

      The Investment Agreement and press release are filed as exhibits hereto and are incorporated herein by reference. The description of the Investment Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreement.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (c)   Exhibits

                  99.1 Investment Agreement by and between American Resources Offshore, Inc. and Blue Dolphin Exploration Company.

                  99.2  Text of Press Release, dated August 3, 1999.


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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          BLUE DOLPHIN ENERGY COMPANY


Date: August 9, 1999                      By: /s/ G. BRIAN LLOYD
                                                  G. Brian Lloyd
                                                  Vice President, Treasurer


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
                                INDEX TO EXHIBITS


      EXHIBIT       DESCRIPTION OF EXHIBIT

      99.1 Investment Agreement by and between American Resources Offshore, Inc. and Blue Dolphin Exploration Company

      99.2          Text of Press Release, dated August 3, 1999.



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